Exhibit 99.1

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended March 31,
	2016	2016
	As Adjusted (1)	As Originally Filed
Revenues	$489,194	$511,496
Cost of sales	432,105	453,597
Gross profit	57,089	57,899
Selling, general, and administrative expenses	32,852	33,908
Amortization expense	116	116
Restructuring and asset impairment charges, net	746	823
Operating income	23,375	23,052
Interest expense	7,582	7,631
Interest income	28	242
Other expense	3,576	3,576
Income before provision for income taxes and equity in loss of joint venture	12,245	12,087
Provision for income taxes	3,516	3,703
Income from continuing operations	8,729	8,384
Loss from discontinued operations, net of tax	(345)	-
Net income	8,384	8,384
Less: Net income attributable to the noncontrolling interests	6	6
Net income attributable to Tower International, Inc.	$8,378	$8,378

Weighted average basic shares outstanding	21,126,462	21,126,462
Weighted average diluted shares outstanding	21,444,570	21,444,570

Basic income / (loss) per share attributable to Tower International, Inc.:
Income per share from continuing operations	$0.41	$0.40
Loss per share from discontinued operations	(0.02)	-
Income per share	0.40	0.40

Diluted income / (loss) per share attributable to Tower International, Inc.:
Income per share from continuing operations	$0.41	$0.39
Loss per share from discontinued operations	(0.02)	-
Income per share	0.39	0.39

(1) As adjusted to present the Company's Brazil and China business operations as discontinued operations.

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2015	June 30, 2015	June 30, 2015	September 30, 2015	September 30, 2015
	As Adjusted (1)	As Originally Filed	As Adjusted (1)	As Originally Filed	As Adjusted (1)	As Originally Filed
Revenues	$449,463	$496,628	$449,528	$490,268	$442,190	$475,249
Cost of sales	394,099	440,138	388,594	427,948	388,989	422,436
Gross profit	55,364	56,490	60,934	62,320	53,201	52,813
Selling, general, and administrative expenses	29,432	31,532	30,301	31,796	30,869	32,232
Amortization expense	-	-	-	-	249	249
Restructuring and asset impairment charges, net	934	1,031	5,266	5,493	784	874
Operating income	24,998	23,927	25,367	25,031	21,299	19,458
Interest expense	7,718	7,850	3,880	4,001	6,223	6,324
Interest income	7	125	3	101	6	167
Income before provision for income taxes and equity in loss of joint venture	17,287	16,202	21,490	21,131	15,082	13,301
Provision for income taxes	1,880	2,099	1,951	2,374	1,456	1,562
Equity in loss of joint venture, net of tax	-	94	-	(283)	-	143
Income from continuing operations	15,407	14,197	19,539	18,474	13,626	11,882
Income / (loss) from discontinued operations, net of tax	(1,286)	(76)	(400)	665	3,246	4,990
Net income	14,121	14,121	19,139	19,139	16,872	16,872
Less: Net income attributable to the noncontrolling interests	80	80	493	493	589	589
Net income attributable to Tower International, Inc.	$14,041	$14,041	$18,646	$18,646	$16,283	$16,283

Weighted average basic shares outstanding	21,050,230	21,050,230	21,104,735	21,104,735	21,107,477	21,107,477
Weighted average diluted shares outstanding	21,360,492	21,360,492	21,403,354	21,403,354	21,422,859	21,422,859

Basic income / (loss) per share attributable to Tower International, Inc.:
Income per share from continuing operations	$0.73	$0.67	$0.90	$0.85	$0.62	$0.54
Income / (loss) per share from discontinued operations	(0.06)	-	(0.02)	0.03	0.15	0.24
Income per share	0.67	0.67	0.88	0.88	0.77	0.77

Diluted income / (loss) per share attributable to Tower International, Inc.:
Income per share from continuing operations	$0.72	$0.66	$0.89	$0.84	$0.61	$0.53
Income / (loss) per share from discontinued operations	(0.06)	-	(0.02)	0.03	0.15	0.23
Income per share	0.66	0.66	0.87	0.87	0.76	0.76

(1) As adjusted to present the Company's Brazil and China business operations as discontinued operations.

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2015	December 31, 2015	December 31, 2015
	As Adjusted (1)	As Originally Filed	As Adjusted (1)	As Originally Filed
Revenues	$454,922	$493,564	$1,796,103	$1,955,709
Cost of sales	406,549	446,710	1,578,231	1,737,232
Gross profit	48,373	46,854	217,872	218,477
Selling, general, and administrative expenses	33,857	35,090	124,459	130,650
Amortization expense	-	-	249	249
Restructuring and asset impairment charges, net	835	1,209	7,819	8,607
Operating income	13,681	10,555	85,345	78,971
Interest expense	6,026	6,115	23,847	24,290
Interest income	109	249	125	642
Income before provision for income taxes and equity in loss of joint venture	7,764	4,689	61,623	55,323
Benefit for income taxes	(129,131)	(129,036)	(123,844)	(123,001)
Equity in loss of joint venture, net of tax	-	-	-	(46)
Income from continuing operations	136,895	133,725	185,467	178,278
Income from discontinued operations, net of tax	8,764	11,934	10,324	17,513
Net income	145,659	145,659	195,791	195,791
Less: Net income attributable to the noncontrolling interests	577	577	1,739	1,739
Net income attributable to Tower International, Inc.	$145,082	$145,082	$194,052	$194,052

Weighted average basic shares outstanding	21,110,291	21,110,291	21,093,387	21,093,387
Weighted average diluted shares outstanding	21,449,037	21,449,037	21,408,301	21,408,301

Basic income per share attributable to Tower International, Inc.:
Income per share from continuing operations	$6.46	$6.31	$8.71	$8.37
Income per share from discontinued operations	0.42	0.57	0.49	0.83
Income per share	6.87	6.87	9.20	9.20

Diluted income per share attributable to Tower International, Inc.:
Income per share from continuing operations	$6.36	$6.21	$8.58	$8.25
Income per share from discontinued operations	0.41	0.56	0.48	0.81
Income per share	6.76	6.76	9.06	9.06

(1) As adjusted to present the Company's Brazil and China business operations as discontinued operations.

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Financial information of the Discontinued Operations

(Amounts in thousands - unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2015	June 30, 2015	June 30, 2015
	As Adjusted (1)	As Originally Filed	As Adjusted (1)	As Originally Filed
Revenues	$74,540	$27,375	$67,819	$27,079
Income / (loss) from discontinued operations:
Income / (loss) before provision for income taxes	(830)	161	187	829
Provision for income taxes	456	237	587	164
Income / (loss) from discontinued operations	$(1,286)	$(76)	$(400)	$665

	Three Months Ended				Year Ended
	September 30, 2015	September 30, 2015	December 31, 2015	December 31, 2015	December 31, 2015	December 31, 2015
	As Adjusted (1)	As Originally Filed	As Adjusted (1)	As Originally Filed	As Adjusted (1)	As Originally Filed
Revenues	$52,654	$19,595	$50,667	$12,025	$245,680	$86,074
Gain from sale of Xiangtan discontinued operation	4,071	4,071	14,735	14,735	18,806	18,806
Income from discontinued operations:
Income before provision for income taxes	3,502	5,140	8,859	11,934	11,718	18,064
Provision for income taxes	256	150	95	-	1,394	551
Income from discontinued operations	$3,246	$4,990	$8,764	$11,934	$10,324	$17,513

	Three Months Ended
	March 31, 2016	March 31, 2016
	As Adjusted (1)	As Originally Filed
Revenues	$22,302	$-
Loss from discontinued operations:
Loss before provision for income taxes	(158)	-
Provision for income taxes	187	-
Loss from discontinued operations	$(345)	$-

(1) Adjusted to reflect both (I) results of discontinued operations as set forth in the Company's original filings and (II) the results of the Company's remaining Brazil and China business operations included as discontinued operations as a result of the determination by the Company's Board of Directors to sell such remaining business operations in Brazil and China.